Exhibit 21.0

List of Subsidiaries of the Company

Subsidiaries	Shareholders	Ownership %
Business Objects Australia Pty Ltd.	Business Objects S.A.	100.00%
Business Objects Asia Pacific Pte Ltd.	Business Objects S.A.	100.00%
Business Objects Holding B.V.	Business Objects S.A.	100.00%
Business Objects Nihon B.V.	Business Objects Holding B.V.	100.00%
Business Objects Nederland B.V.	Business Objects Holding B.V.	100.00%
Business Objects Japan KK	Business Objects S.A.	100.00%
Business Objects BeLux S.A./N.V	Business Objects S.A.	99.96%
Business Objects Deutschland GmbH	Business Objects S.A.	100.00%
Business Objects Iberica S.L.	Business Objects S.A.	99.98%
Business Objects Italia S.p.A	Business Objects S.A.	100.00%
Business Objects Nordic A.B.	Business Objects S.A.	100.00%
Business Objects Schweiz A.G	Business Objects S.A.	100.00%
Business Objects (U.K.) Ltd.	Business Objects S.A.	100.00%
Business Objects Americas, Inc.	Business Objects S.A.	100.00%
Business Objects Canada, Inc.	Business Objects S.A.	100.00%
Ithena U.K. Ltd.	Business Objects Americas, Inc.	100.00%
Set Analyzer Ltd.	Business Objects Americas, Inc.	100.00%
Business Objects Holding, Inc.	Business Objects Americas, Inc.	100.00%
Business Objects Canada Co	Business Objects Holding, Inc.	100.00%
Blue Edge Software Ltd.	Business Objects Americas, Inc.	100.00%
Alphadare Ltd.	Blue Edge Software Ltd.	100.00%
Business Objects Brazil Ltda.	Business Objects S.A.	100.00%
Business Objects Greater China Ltd.	Business Objects S.A.	100.00%
Business Objects Data Integration, Inc.	Business Objects S.A.	100.00%
Acta Technology Ltd.	Business Objects Data Integration, Inc.	100.00%
Acta Technology GmbH	Business Objects Data Integration, Inc.	100.00%
Acta Benelux BV	Business Objects Data Integration, Inc.	100.00%
Acta Technology AB	Business Objects Data Integration, Inc.	100.00%